Exhibit 31.4

CHIEF FINANCIAL OFFICER’S FORM OF 302 CERTIFICATION

I, Brian Chang, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of GAN Limited for the year ended December 31, 2023; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2024

/s/ BRIAN CHANG
Brian Chang
Chief Financial Officer
(principal financial officer)